Exhibit 99.34

OPERATING STATISTICS—CENTRAL REFRIGERATED TRANSPORTATION, INC. (UNAUDITED)

FOR THE THREE MONTHS AND YEARS TO DATE ENDED MARCH 31, 2011 THROUGH JUNE 30, 2013

	Three Months Ended
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Weekly revenue xFSR per tractor	$3,332	3,304	3,337	3,327	3,338	3,323	3,373	3,274	3,234	3,111
Total loaded trucking miles (a)	49,507	47,314	46,839	46,619	46,805	46,440	46,002	44,841	44,677	43,900
Deadhead miles percentage	12.6%	12.3%	13.0%	12.6%	12.5%	12.2%	12.0%	12.5%	12.2%	11.8%
Average tractors available for dispatch:
Company	1,077	1,030	992	961	982	962	948	937	961	990
Owner-operator	947	907	889	885	851	837	823	823	793	766

Total	2,024	1,937	1,881	1,846	1,833	1,799	1,771	1,760	1,754	1,756

	Year to Date
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Weekly revenue xFSR per tractor	$3,319	3,304	3,331	3,329	3,330	3,323	3,249	3,207	3,173	3,111
Total loaded trucking miles (a)	96,821	47,314	186,703	139,864	93,245	46,440	179,420	133,418	88,577	43,900
Deadhead miles percentage	12.5%	12.3%	12.6%	12.4%	12.3%	12.2%	12.1%	12.2%	12.0%	11.8%
Average tractors available for dispatch:
Company	1,053	1,030	974	968	972	962	959	963	976	990
Owner-operator	927	907	865	857	844	837	801	794	779	766

Total	1,980	1,937	1,839	1,825	1,816	1,799	1,760	1,757	1,755	1,756

(a)	Total loaded trucking miles presented in thousands.